EXHIBIT 10.25
AMENDMENT NO. 1 TO
STOCK PURCHASE AGREEMENT
          THIS AMENDMENT NO 1 TO THE STOCK PURCHASE AGREEMENT (this “Amendment”) is made as of this 29th day of March, 2007 by and among Neurologix, Inc., a Delaware corporation (the “Company”), Merlin Biomed Long Term Appreciation Fund LP, a Delaware limited partnership, and Merlin Biomed Offshore Master Fund LP, a Cayman Islands limited partnership (the “Lead Purchasers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stock Purchase Agreement, dated as of February 4, 2005, by and among the Company and the Lead Purchasers, as amended (the “Agreement”).
          WHEREAS, on February 4, 2005, the Company entered into the Agreement with the Lead Purchasers;
          WHEREAS, Section 7.1 of the Agreement provides that the Lead Purchasers shall be entitled to nominate Jeffrey Reich as a Class I director of the Company for so long as the Lead Purchasers remain stockholders of the Company;
          WHEREAS, Mr. Reich resigned as an employee of Merlin Biomed Group, an affiliate of the Lead Purchasers, effective December 31, 2006 (the “Resignation Date”) and the Lead Purchasers and their affiliates have not received and information from or had any discussions with Mr. Reich regarding the Company since the Resignation Date;
          WHEREAS, the Lead Purchasers and the Company desire to amend the Agreement because Mr. Reich has not represented the Lead Purchasers on the Company’s Board of Directors since the Resignation Date;
          WHEREAS, Section 9.1(a) of the Agreement provides that the Agreement may be amended with the written consent of the Company and the Lead Purchasers,
          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lead Purchasers hereby agree as follows:
1. Amendments.

     (a) Pursuant to Section 9.1(a) of the Agreement, the parties hereto hereby agree to amend the Agreement to amend and restate Section 7 thereof in its entirety as follows:
“Section 7. Representation by the Lead Purchasers. The Lead Purchasers hereby represent and warrant to the Company that from and after the Resignation Date, they and their directors, officers, employees, affiliates, representatives and agents have not directly or indirectly received any information (whether written or oral) related to the Company from Mr. Reich and have not had any discussions with Mr. Reich regarding the Company from and after the Resignation Date.”
     2. Effective Date. This Amendment shall be effective as of January 1, 2007.
     3. No Other Amendment. Except as expressly specified in Section 1 hereto, no provision of the Agreement is amended or modified by this Amendment.
     4. Governing Law. This Amendment shall be governed by the governing law provisions set forth in the Agreement.
     5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the day and year set forth below.

NEUROLOGIX, INC.

By:	/s/ John E. Mordock

Name:	John E. Mordock
Title:	President and Chief Executive Officer
Dated as of: March 29, 2007

By:	/s/ Marc L. Panoff

Name:	Marc L. Panoff
Title:	Chief Financial Officer
Dated as of: March 29, 2007

MERLIN BIOMED LONG TERM APPRECIATION FUND LP

By:	/s/ Norman Schleifer

Name:	Norman Schleifer
Title:	Chief Financial Officer
Dated as of: March 22, 2007

MERLIN BIOMED OFFSHORE MASTER FUND LP

By:	/s/ Norman Schleifer

Name:	Norman Schleifer
Title:	Chief Financial Officer
Dated as of: March 22, 2007